Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-266358) on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Haleon plc.

/s/KPMG LLP

New York, New York
March 20, 2023